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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A
                                (Amendment No. 1)

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            W. R. Berkley Corporation
                            -------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                  22-1867895
             --------                                  ----------
(State of incorporation or organization)      (IRS Employer Identification No.)


       165 Mason Street, P.O. Box 2518, Greenwich, Connecticut 06836-2518
       ------------------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                  Name of each exchange on which
    to be so registered                  each class is to be registered
    -------------------                  ------------------------------

Common Stock, $.20 par value                 New York Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:

_________ (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act: None



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     This Amendment No. 1 amends and restates the Registration Statement on Form
8-A relating to the registrant's Common Stock, par value $0.20 per share (the "Common Stock"), originally filed by the registrant with the Securities and Exchange Commission on July 25, 1974, in order to indicate that the Common Stock is being registered on the New York Stock Exchange pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not registered pursuant to Section 12(g) of the Exchange Act as indicated in the original filing.

Item 1.   Description of Registrant's Securities to be Registered.

          Reference is made to the descriptions of the Common Stock and the provisions of the registrant's Restated Certificate of Incorporation and By-Laws set forth under the heading "Description of our Capital Stock" on pages 5 through 12 of the registrant's Registration Statement on Form S-3 (File No. 333-57546), filed with the Securities and Exchange Commission on March 23, 2001 and any subsequent amendments thereto, which is incorporated herein by reference.

Item 2.   Exhibits

          1. Restated Certificate of Incorporation, as amended, of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-7849)).

          2. Amendment, dated May 12, 1998, to the registrant's Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-7849)).

          3. Amended and Restated By-Laws of the registrant (incorporated by reference to Exhibit 3(ii) to the registrant's Current Report on Form 8-K filed May 11, 1999 (File No. 0-7849)).

          4.   Specimen of Common Stock Certificate.

          5. Rights Agreement, dated as of May 11, 1999, between the registrant and ChaseMellon Shareholder Services, LLC, as Rights Agent (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K filed May 11, 1999 (File No. 0-7849)).

          6. Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (attached as Exhibit A to the Rights Agreement filed as Exhibit 5 hereto).

          7. Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 5 hereto).



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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               W. R. BERKLEY CORPORATION

                               By:    /s/ Eugene G. Ballard
                                      ----------------------------------------
                                      Name:  Eugene G. Ballard
                                      Title: Senior Vice President,
                                             Chief Financial Officer and
                                             Treasurer

Date:  May 1, 2001



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                                  EXHIBIT INDEX

          Exhibit:
          --------

          1. Restated Certificate of Incorporation, as amended, of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-7849)).

          2. Amendment, dated May 12, 1998, to the registrant's Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-7849)).

          3. Amended and Restated By-Laws of the registrant (incorporated by reference to Exhibit 3(ii) to the registrant's Current Report on Form 8-K filed May 11, 1999 (File N. 0-7849)).

          4.   Specimen of Common Stock Certificate.

          5. Rights Agreement, dated as of May 11, 1999, between the registrant and ChaseMellon Shareholder Services, LLC, as Rights Agent (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K filed May 11, 1999 (File No. 0-7849)).

          6. Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (attached as Exhibit A to the Rights Agreement filed as Exhibit 5 hereto).

          7. Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 5 hereto).